Exhibit 10.4

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER ROCKET PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2014 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:	[•]

Number of Option Shares:	[Total number of shares underlying the Stock Option]

Option Exercise Price per Share:
[Exercise price per share equal to the Fair Market Value of a share of common stock RCKT, determined by the last reported sale price of a share of RCKT’s common stock as reported on the NASDAQ Global Market as of the Grant Date]

Grant Date:	[Date of grant of the Stock Option]

Expiration Date:	[No more than 10 years from Grant Date]

Pursuant to the Rocket Pharmaceuticals, Inc. Amended and Restated 2014 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Rocket Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named above, who is a director of the Company (“Director”) but is not an employee of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.01 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above, subject to the terms and conditions set forth herein and in the Plan.  The Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.             Exercisability Schedule.  No portion of the Stock Option may be exercised until such portion shall have become exercisable.  Except as set forth below, and subject to the discretion of the Administrator (as defined in the Plan) to accelerate the exercisability schedule hereunder, the Stock Option shall become vested and exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee remains in service as a member of the Board (as defined in the Plan) on such dates:

Incremental Number of Option Shares Exercisable	Exercisability Date
( %)
( %)
( %)
( %)
( %)

Once exercisable, the Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.             Manner of Exercise.

(a)          The Optionee may exercise the Stock Option only in the following manner:  from time to time on or prior to the Expiration Date, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

(b)          Payment of the purchase price for the Option Shares (the “Option Purchase Price”) may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Purchase Price, provided that, in the event that the Optionee chooses to pay the Option Purchase Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value (as defined in the Plan) that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

(c)          The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full Option Purchase Price, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the Option Purchase Price by previously owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(d)          The shares of Stock purchased upon exercise of the Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to the Stock Option unless and until the Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(e)          The minimum number of shares with respect to which the Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which the Stock Option is being exercised is the total number of shares subject to exercise under the Stock Option at the time.

(f)           Notwithstanding any other provision hereof or of the Plan, no portion of the Stock Option shall be exercisable after the Expiration Date.

3.             Termination of Service.  If the Optionee’s service as a Director terminates, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)          Termination Due to Death.  If the Optionee’s service as a Director terminates by reason of the Optionee’s death, then any unvested portion of the Stock Option shall become fully vested and exercisable as of the date of the Optionee’s death and the Stock Option may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from such date or until the Expiration Date, if earlier.

(b)          Termination Due to Disability.  If the Optionee’s service as a Director terminates by reason of the Optionee’s permanent and total Disability (as defined herein), then any unvested portion of the Stock Option shall become fully vested and exercisable as of the date of the determination of such Disability by the Administrator and the Stock Option may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from such date or until the Expiration Date, if earlier.  “Disability” means, as determined by the Administrator in its discretion exercised in good faith, the Optionee’s inability to engage in the activities required by the Optionee’s position at the Company by reason of any medically determinable and documented physical or mental impairment which can reasonably be expected to result in death or to last for a continuous period of not less than 24 months.  A determination of Disability may be made by a physician selected or approved by the Administrator and, in this respect, Optionee shall submit to an examination by such physician upon request by the Administrator.

(c)          Removal for Cause.  If the Optionee is removed as a Director for Cause (as defined herein), (i) any portion of the Stock Option outstanding on the date of removal may be exercised, to the extent exercisable on such date, for a period of two business days from the date of removal or until the Expiration Date, if earlier, and (ii) any portion of the Stock Option that is not exercisable on the date of removal shall terminate immediately and be of no further force or effect.  “Cause” means, unless otherwise provided in a director service agreement between the Company and the Optionee, a determination by the Administrator that the Optionee was removed as a Director as a result of:  (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of the Optionee’s permanent and total Disability) by the Optionee of the Optionee’s duties to the Company.

(d)          Other Termination. If the Optionee’s service as a Director terminates for any reason other than the Optionee’s death, the Optionee’s total and permanent Disability or Cause, and unless otherwise determined by the Administrator, (i) any portion of the Stock Option outstanding on the date of termination may be exercised, to the extent exercisable on such date, for a period of six months from the date the Optionee ceased to be a Director or until the Expiration Date, if earlier, and (ii) any portion of the Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s service as a Director shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, the Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein.

5.             Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.             Acceleration of Vesting.  Notwithstanding any provision of the Plan or this Agreement to the contrary, upon the consummation of a Sale Event (as defined in the Plan), the Stock Option shall become immediately vested and exercisable with respect to 100% of the shares subject to the Option.

7.             No Obligation to Continue as a Director.  Neither the Plan nor this Agreement confers upon the Optionee any rights with respect to continuance as a Director.

8.             Integration.  This Agreement constitutes the entire agreement between the parties with respect to the Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9.             Data Privacy Consent.  In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee:  (a) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (b) waives any privacy rights the Optionee may have with respect to the Relevant Information; (c) authorizes the Relevant Companies to store and transmit such information in electronic form; and (d) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information.  Relevant Information will only be used in accordance with applicable law.

10.           Notices.  Notices hereunder shall be mailed or delivered to the Company at its offices (with the address as of the Grant Date set forth in the signature page hereto) and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

(Signatures follow.)

ROCKET PHARMACEUTICALS, INC.

By:

Name:

Title:

Address:	430 East 29th Street, Suite 1040 New York, NY 10016, U.S.A

This Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.  Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

(Signature Page to Non-Qualified Stock Option Agreement for Non-Employee Directors)